                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE


INVESTOR AND MEDIA CONTACTS:

Phyllis A. Knight          Colleen T. Bauman
Chief Financial Officer    Investor Relations
(248) 340-9090             (248) 340-7731


CHAMPION ENTERPRISES, INC.
ANNOUNCES HOMEPRIDE FINANCE CORP.
MANAGEMENT CHANGE

         Auburn Hills, Mich., June 12, 2003--Champion Enterprises, Inc. (NYSE:CHB), THE NATION'S LEADING HOUSING MANUFACTURER, TODAY ANNOUNCED THAT ABDUL H. RAJPUT, PRESIDENT, HOMEPRIDE FINANCE CORP., HAS RESIGNED HIS POSITION TO PURSUE OTHER INTERESTS. PHYLLIS KNIGHT WILL BE OVERSEEING HOMEPRIDE'S OPERATIONS.

         "WE REGRET ABDUL'S DECISION TO LEAVE CHAMPION AND WISH HIM WELL IN HIS FUTURE ENDEAVORS," SAID KNIGHT. "HOWEVER, WE ARE FORTUNATE TO HAVE AN EXPERIENCED TEAM OF PEOPLE AT HOMEPRIDE WHO CONTINUE TO PROVIDE STRONG OPERATIONAL MANAGEMENT FOR OUR FINANCE COMPANY."

         Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced more than 1.5 million homes since the company was founded. The company is currently operating 34 homebuilding facilities and 120 retail stores. Further information can be found using the company's website at championhomes.net.


                                      *****